Calculation of Filing Fee Tables
S-3
FG Nexus Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.001 per share	457(o)
		Equity	Preferred Stock	457(o)
		Equity	Depositary Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 5,000,000,000.00	0.0001381	$ 690,500.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 5,000,000,000.00		$ 690,500.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 690,500.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	In addition to the securities set forth in the table, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued in connection with any stock split, stock dividend or similar transaction, including under any applicable anti-dilution provisions (including, without limitation, upon adjustment of the conversion or exchange rate thereof). Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. An indeterminable amount of these securities may be senior or subordinated. Comprised of or representing the right to purchase some or all of the classes of securities listed above, in any combination, including shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants and purchase rights. The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	FG Nexus Inc.	S-3	333-289374	08/07/2025		$ 690,500.00	Unallocated (Universal) Shelf			$ 5,000,000,000.00
Fee Offset Sources	2	FG Nexus Inc.	S-3	333-289374		08/07/2025						$ 749,780.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant withdrew the Withdrawn Registration Statement by filing a Form RW on September 5, 2025.

Offset Note
[2]	A filing fee of $749,780 was previously paid in connection with the Registration Statement on Form S-3 (No. 333-289374) (the "Withdrawn Registration Statement") filed by the registrant on August 7, 2025. The registrant withdrew the Withdrawn Registration Statement by filing a Form RW on September 5, 2025. As the Withdrawn Registration Statement was not declared effective, no securities were sold thereunder. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee was used to offset the filing fee payable in connection with the Registration Statement on Form S-3ASR (No. 333-29093) filed by the registrant on September 8, 2025 (the Form S-3ASR Registration Statement")and the prospectus contained therein with respect to $5,000,000,000 of the registrant's common stock that may be issued and sold from time to time under the ATM sales agreement. The number of shares of common stock that may be sold under the ATM sales agreement was subsequently reduced to $2,500,000,000. A total of $15,535,037 of shares of common stock was previously sold under the ATM sales agreement and the Form S-3ASR Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date